Exhibit 23.1





                          INDEPENDENT ACCOUNTANTS' CONSENT


We consent to the use in the September 30, 2003 Form 10-QSB of our review report dated November 12, 2003 accompanying the financial statements and schedules.


/s/


Varney & Associates, CPAs, LLC
Manhattan, Kansas
November 12, 2003